Exhibit 99.1

                        OIL STATES CLOSES HWC TRANSACTION

     HOUSTON, March 6 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) announced today that it closed the previously announced transaction to combine its hydraulic workover business ("HWC") with Boots & Coots International Well Control, Inc. (Amex: WEL) on March 3, 2006.

     HWC, based in Houma, Louisiana, provides live and dead well workover services throughout the world, utilizing a fleet of 29 owned and operated hydraulic workover units. HWC currently has operations in the U.S., Venezuela, Algeria, West Africa, and the Middle East.

     Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com .

SOURCE  Oil States International, Inc.
    -0-                             03/06/2006
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com /